Exhibit 10.37.2

5 The North Colonnade Canary Wharf London E14 4BB United Kingdom Tel: +44 (0)20 7623 23 23

To:	NATIONAL CINEMEDIA, LLC (the “Counterparty”)

Attn:	David Oddo

Fax No:	0013037928829

From:	BARCLAYS BANK PLC (LONDON HEAD OFFICE) (“Barclays”)

Date:	December 13, 2012

Reference:	nyk0d28e0f2 / 3700890B / 11674032

Amended Cancellation of Interest Rate Swap Transaction

THIS CANCELLATION AGREEMENT is made on November 26, 2012

Between Barclays and Counterparty

WHEREAS Barclays and Counterparty have entered into a certain transaction detailed in the attached Schedule which is subject to the ISDA Master Agreement dated as of February 4, 2010, as amended or supplemented (the “Transaction” and the “Agreement” respectively), the parties hereto have agreed to cancel the Transaction upon the following terms. The purpose of this Cancellation of Transaction agreement (this Confirmation) is to confirm the terms and conditions of the Cancellation of Transaction agreed between us on the Cancellation Date specified below (the Transaction). This Confirmation constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified above.

Cancellation Date:	November 26, 2012

Cancellation Fee:	USD 6,339,600.00

Payer:	Counterparty

Payee:	Barclays

Payment Date:	November 26, 2012

Barclays Account Details:	Correspondent: BARCLAYS BANK PLC-NEW
YORK
BIC: BARCUS33XXX
Account: 050019228

Barclays Account Details:	Beneficiary: Barclays Bank PLC

1. In consideration of the payment of the Cancellation Fee by the Payer to the Payee on the Payment Date, the Transaction is hereby cancelled with effect from the Cancellation Date such that no further rights or obligations

Barclays offers premier investment banking products and services to its clients through Barclays Bank PLC, Barclays Bank PLC is authorised and regulated by the UK Financial Services Authority and a member of the London Stock Exchange. Barclays Bank PLC is registered in England No. 1026167. Registered Office: 1 Churchill Place, London E14 5HP.

shall arise in relation to either party, except that, any obligation of either party under the Transaction which became due on or before the Cancellation Date shall remain due until paid or discharged; and

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2. Counterparty hereby releases Barclays from any and all obligations and liability after the Cancellation Date under or in connection with the Transaction.

3. Barclays hereby releases Counterparty from any and all obligations and liability after the Cancellation Date under or in connection with the Transaction.

4. The foregoing is the entire agreement and understanding between the parties with respect to the subject matter hereof.

5. Capitalised terms used herein and not defined in this Cancellation Agreement will have the meanings ascribed to them in the Agreement. Any reference to the singular shall include the plural.

6. This Cancellation Agreement shall be governed by and construed in accordance with the governing law of the Agreement.

SCHEDULE

Reference:	nyk0d28e0f2

Type of Transaction:	Interest Rate Swap Transaction

Trade Date:	February 4, 2010

Notional Amount:	USD 56,250,000.00

Effective Date:	December 14, 2009

Termination Date:	February 13, 2015

Fixed Rate Payer:	Counterparty

Floating Rate Payer:	Barclays

Fixed Rate:	4.984% per annum

Please confirm that the foregoing correctly sets forth all the terms and conditions of our agreement with respect to the Swap Transaction by responding within three (3) Business Days by promptly signing in the space provided below and faxing the signed copy to Incoming Transaction Documentation, Barclays Global OTC Transaction Documentation & Management, Global Operations, Fax +(1) 212-412-1211, Tel +(1) 212-412-3990, Email: NYRatesDerivativesConfirmation@barclays.com.

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For and on behalf of BARCLAYS BANK PLC	For and on behalf of NATIONAL CINEMEDIA, LLC

By: National CineMedia, Inc. its Manager

/s/ Robert Chibowski	/s/ Gary W. Ferrera
NAME: Robert Chibowski Authorised Signatory Date: 14 December 2012	NAME: Gary W. Ferrera Authorised Signatory EVP/CFO Date: 1/11/13

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